Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of MEMC Electronic Materials, Inc. (the “Company”) on Form 10-K for the period ending December 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Ahmad R. Chatila, President and Chief Executive Officer of the Company, and Timothy C. Oliver, Senior Vice President and Chief Financial Officer of the Company, certify, to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 26, 2010

By:	/s/ Ahmad R. Chatila
Name:	Ahmad R. Chatila
Title:	President and Chief Executive Officer MEMC Electronic Materials, Inc.

Date: February 26, 2010

By:	/s/ Timothy C. Oliver
Name:	Timothy C. Oliver
Title:	Senior Vice President and Chief Financial Officer MEMC Electronic Materials, Inc.